UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010
Alleghany Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
          On April 22, 2010, Alleghany Corporation (the “Company”) issued a press release on the subject of its 2010 first quarter consolidated earnings. A copy of such release is furnished herewith as Exhibit 99.1. The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) As previously reported, Allan P. Kirby, Jr., age 78, and a director of the Company since 1963, retired as a director of the Company effective as of April 23, 2010, the date of the 2010 Annual Meeting of Stockholders of the Company (the “2010 Annual Meeting”). As a result of Mr. Kirby’s retirement, the size of the Board of Directors (the “Board”) of the Company was reduced from twelve (12) to eleven (11) directors effective as of the 2010 Annual Meeting.
(e)
     (1) At the 2010 Annual Meeting, stockholders of the Company approved the adoption of the 2010 Directors’ Stock Plan (the “2010 Directors’ Plan”) by an affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. Pursuant to the 2010 Directors’ Plan, each year as of the first business day following the Annual Meeting of Stockholders, each individual who is elected, re-elected or continues as a member of the Board and who is not an employee of Company or any of its subsidiaries shall automatically be granted: (i) a stock option to purchase 500 shares of common stock (“Option”) and (ii) at the individual’s election, either (a) 250 shares of restricted common stock (“Restricted Common Stock”) or (b) 250 restricted stock units (“Restricted Stock Units” and together with the Restricted Stock “Restricted Shares”), each equivalent to a share of common stock. Options and Restricted Shares are subject to potential forfeiture until the first Annual Meeting of Stockholders following the date of grant. Options are subject to restrictions upon transfer until the first anniversary of the date of grant and thereafter restrictions on transfer to persons other than the holder’s immediate family members. Restricted Shares are subject to restrictions upon transfer until the third anniversary of the date of grant. The foregoing description of the 2010 Directors’ Plan is qualified in its entirety by reference to the 2010 Directors’ Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The form of option agreement under the 2010 Directors’ Plan is filed herewith as Exhibit 10.2.
     (2) At the 2010 Annual Meeting, stockholders of the Company approved the adoption of the 2010 Management Incentive Plan (the “2010 MIP”) by an affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. Under the 2010 MIP, the Compensation Committee of the Board (the “Compensation Committee”) may grant to participants: (i) incentive compensation bonus awards structured to qualify (“Qualifying Incentives”) as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) incentive compensation bonus awards not intended to satisfy the requirements of Section 162(m) of the Code (“Non-Qualifying Incentives”). Qualifying Incentives shall be payable to a participant as a result of the satisfaction of performance goals in respect of the calendar year or such other period as is selected by the Compensation Committee (a “Performance Period”). A Non-Qualifying Incentive may be awarded by the Compensation Committee to any participant at any time before, during or following the completion of any Performance Period and may, but need not, be conditioned upon the achievement of any performance goals established by the Compensation Committee. Non-Qualifying Incentives may be payable to a participant as a result of the satisfaction of performance goals in respect of a Performance Period or as a result of the achievement of an individual objective or result, as determined by the Compensation Committee in its sole discretion. The grant or payment of a Non-Qualifying Incentive may not be made contingent on the failure of a participant to earn any Qualifying Incentive. The foregoing description of the 2010 MIP is qualified in its entirety by reference to the 2010 MIP, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
     At the 2010 Annual Meeting held on April 23, 2010, (i) four directors were elected to serve for three-year terms on the Board, (ii) the adoption of the 2010 Directors’ Stock Plan was approved, (iii) the adoption of the 2010 MIP was approved and (iv) the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year 2010 was ratified. Set forth below are the voting results for these proposals:

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTES
(i) Election of Directors

(a) Karen Brenner	7,228,753	13,110	4,127	554,325

(b) Thomas S. Johnson	7,196,143	45,602	4,245	554,325

(c) Phillip M. Martineau	7,231,909	9,823	4,258	554,325

(d) James F. Will	7,167,252	74,411	4,327	554,325

(ii) Approval of the 2010 Directors’ Plan	7,086,441	151,463	8,086	554,325

(iii) Approval of the 2010 MIP	7,103,042	134,363	8,585	554,325

(iv) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year 2010	7,730,809	62,130	7,376	N/A

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	2010 Directors’ Stock Plan

10.2	Form of Option Agreement under 2010 Directors’ Stock Plan

10.3	2010 Management Incentive Plan

99.1	2010 First Quarter Earnings Release, dated April 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	ALLEGHANY CORPORATION
	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President and chief financial officer

Index to Exhibits

Exhibit Number	Exhibit Description

10.1	2010 Directors’ Stock Plan

10.2	Form of Option Agreement under 2010 Directors’ Stock Plan

10.3	2010 Management Incentive Plan

99.1	2010 First Quarter Earnings Release, dated April 22, 2010

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